Exhibit 8.1

June 20, 2025 Helix Acquisition Corp. II c/o Cormorant Asset Management, LP 200 Clarendon Street, 52nd Floor Boston, MA 02116

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Helix Acquisition Corp. II, a Cayman Islands exempted company (which shall de-register in the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation) (prior to the Domestication (as defined below), “SPAC”, and at and after the Domestication, “PubCo”)), in connection with the transactions contemplated by the Business Combination Agreement, dated as of February 28, 2025 (as amended on June 17, 2025, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “BCA”), by and among the SPAC, TheRas, Inc., a Delaware corporation (doing business as BridgeBio Oncology Therapeutics), and Helix II Merger Sub, Inc., a Delaware corporation, pursuant to which, among other things and upon the terms and subject to the conditions set forth in the BCA, SPAC will de-register in the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with that certain Amended and Restated Memorandum and Articles of Association of Parent, as amended and as in effect as of the date hereof, Section 388 of the Delaware General Corporation Law, as amended, and Part XII of the Companies Act (As Revised) of the Cayman Islands (the “Domestication”). Reference is made to the registration statement on Form S-4, together with the proxy statement/prospectus forming a part thereof, originally filed with the Securities and Exchange Commission on June [20], 2025, under the Securities Act of 1933, as amended (collectively, the “Registration Statement”). Capitalized terms used but not defined herein have the meaning given to such terms in the Registration Statement.

In rendering this opinion, we have relied upon the statements and representations made in the certificate dated as of the date hereof from an officer of SPAC and PubCo (the “Officer’s Certificate”) and the truthfulness, correctness, and completeness of such statements and representations. This opinion may not be relied upon if any of the statements and representations set forth in the Officer’s Certificate are not true, correct, and complete in all material respects.

In rendering this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of the BCA, the Registration Statement and such other agreements and documents as we have deemed necessary or appropriate and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification or investigation, (i) the authenticity and accuracy of all documents reviewed by us (including the conformity to original documents of all documents submitted to us as email, fax or photostatic copies and the authenticity of such original documents); (ii) that the signatures on all documents examined by us are genuine and have been duly authorized, and such documents reflect all material terms of the agreement between the parties to such documents; (iii) that the parties to such documents have complied and will comply with the terms thereof, and that such documents are enforceable in accordance with their respective terms; (iv) that such documents have been duly authorized by, have been duly executed and delivered by, and constitute (to the extent containing contractual or other obligations) legal, valid, binding and enforceable obligations of, all parties to such documents; (v) that all of the parties to such documents are duly organized, validly existing, and have power and authority (corporate, partnership, or other) to execute, deliver, and perform the obligations in such documents; (vi) that the transactions provided for by each document were and will be carried out in accordance with their terms (and no transaction or condition described therein and affecting this opinion was, or will be, waived by any party); (vii) that any statements and representations made in the Officer’s Certificate that are qualified by knowledge, belief, or otherwise are true, complete and correct without such qualification; (viii) in the case of any statement or representation in this opinion, in such documents or in the Officer’s Certificate relating to the absence of any plan, intention, understanding or agreement, that there was in fact no such plan, intention, understanding or agreement; (ix) in the case of any statement or representation in this opinion, in such documents or in the Officer’s Certificate relating to the existence of any plan, intention, understanding or agreement, that such plan, intention, understanding or agreement, as the case may be, will in fact be executed; (x) that the BCA has been and will be effected and documented in a manner that complies with all applicable legal and regulatory requirements; and (xi) that SPAC, PubCo and all other relevant parties have or will timely report the Domestication for U.S. federal income tax purposes in a manner consistent with the conclusions set forth in this opinion, unless otherwise required pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended (the “Code”) or a change in applicable law. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true. If any of the above described assumptions or any of the other assumptions set forth in this opinion are untrue for any reason, or if the Domestication is consummated in a manner that is different from the manner described in the BCA and the Registration Statement, in this opinion, or in the Officer’s Certificate, our opinion as expressed below may be adversely affected.

We have not considered and we render no opinion on any aspect of law other than as expressly set forth below. Additional issues may exist that could affect the U.S. federal tax treatment of the BCA, and this opinion does not consider or provide a conclusion with respect to any additional issues.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely pursuant to the Registration Statement and is not to be relied upon for any other purpose. This opinion letter is rendered in accordance with the requirements of Item 601(b)(8) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

The opinion set forth below is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, administrative rulings, judicial decisions, and other applicable authorities, all as available and in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and any such change could apply retroactively. There can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) and (as is customary in transactions of this type) no rulings will be obtained from the IRS regarding the U.S. federal income tax consequences of the BCA or otherwise in connection with the transactions effected pursuant to the BCA (or any other documents or agreements executed in connection with the transactions contemplated thereunder). This opinion is being delivered prior to the consummation of the Domestication, and therefore is prospective and dependent on future events. The opinion expressed below is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations contained herein and in the section in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” it is our opinion that the Domestication should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. We express no opinion on the potential U.S. federal income tax consequences of the Domestication pursuant to Section 367 of the Code or the passive foreign investment company rules.

The opinion expressed above is limited to questions arising under the federal laws of the United States. We do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

SG:AZ:CO

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